Exhibit 99.1

Contact:

Jeff Misakian

Global Vice President, Investor Relations

(562) 552-9417

jmisakian@go2uti.com

UTi WORLDWIDE REPORTS FISCAL 2012

FOURTH QUARTER RESULTS

Long Beach, Calif., March 22, 2012 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2012 fourth quarter ended January 31, 2012.

Fiscal Fourth Quarter 2012 vs. 2011 Results:

•	Revenues were $1,153.6 million, an increase of 0.7 percent from $1,145.1 million.

•	Net revenues (revenues minus purchased transportation costs) were $406.5 million, an increase of 0.5 percent from $404.5 million.

•	Net income attributable to UTi Worldwide Inc. was $12.4 million, or $0.12 per diluted share, in the fourth quarter of fiscal 2012, compared to $14.5 million, or $0.14 per diluted share.

•

Adjusting for intangible asset impairment, severance and other charges, adjusted net income attributable to UTi Worldwide Inc. was $20.3 million, or $0.20 per diluted share in the fiscal 2012 fourth quarter.

•

All references to adjusted items in this release refer to non-GAAP results. A reconciliation of GAAP to these non-GAAP results is provided in the supplemental financial information attached to this release.

Eric W. Kirchner, chief executive officer, said, “It is encouraging that we were able to deliver a solid operating result in the fourth quarter in a difficult environment. On an adjusted basis, operating profit grew 24 percent and net income rose 39 percent compared to last year’s fourth quarter. As expected, the strengthening of the U.S. dollar, particularly against the South African rand, had a negative impact on revenue growth in the period. On an organic basis (excluding currency effects), net revenues increased 5.8 percent in the quarter primarily due to increased activity in contract logistics and distribution and higher net revenue per unit of cargo in freight forwarding. Volumes in freight forwarding were weak in our fourth quarter, particularly in the month of January, due to a soft market and the timing of Chinese New Year. Despite a challenging environment last year, operating results improved, cash flow increased, and we made good progress in our transformation activities.”

Revenues increased 0.7 percent in the 2012 fiscal fourth quarter compared to the prior-year fourth quarter primarily due to increased contract logistics and distribution activity, growth in ocean volumes and higher fuel surcharges. These factors were partially offset by the impact of currency and lower volumes in airfreight. Net revenues increased 0.5 percent in the fourth quarter, reflecting higher net revenue per unit of cargo in freight forwarding.

Currency fluctuations, particularly relating to the South African rand, had a significant impact on revenues and net revenues in the fourth quarter. Organic revenues increased 4.6 percent and organic net revenues were up 5.8 percent in the fiscal 2012 fourth quarter, compared to the same period last year.

Intangible asset impairment, severance and other costs totaled $10.3 million in the fiscal 2012 fourth quarter, comprising an intangible asset impairment charge of $5.2 million, severance and exit costs of $2.0 million, and an accrual of $3.1 million relating to an outstanding legal claim. The intangible asset impairment relates to substantially all of the unamortized valuation of the customer list from an acquisition in 2004. The intangible asset became impaired when the expected useful life of this customer list was shortened with the non-renewal of a contract, effective from July 2012, in which the company was not prepared to lower its returns to retain the business. The accrual for the outstanding legal claim relates to the previously reported dispute with the South African Revenue Service (SARS) over the use of “owner drivers” for the collection and delivery of cargo, and represents the company’s best estimate of the total settlement value for all years under dispute based on recent formal settlement discussions with SARS. Discussions are ongoing and no formal settlement has been reached. The company has proposed to settle this claim without admitting liability in order to avoid further costs and protracted litigation.

Operating expenses less purchased transportation costs were $384.7 million in the fourth quarter of fiscal 2012. Excluding intangible asset impairment, severance and other costs described above, adjusted operating expenses less purchased transportation costs were $374.3 million, a decrease of 1.1 percent compared to the same period last year. Organic growth in adjusted operating expenses less purchased transportation costs was 4.1 percent compared to the same period last year.

Operating income in the fiscal 2012 fourth quarter was $21.9 million. Excluding intangible asset impairment, severance and other costs described above, adjusted operating income in the fourth quarter of fiscal 2012 was $32.2 million, or 7.9 percent of net revenues. This compares to operating income in the year-ago fourth quarter of $26.0 million, or 6.4 percent of net revenues. The operating income and margin increases primarily reflect increased activity in contract logistics and distribution and higher net revenue per unit of cargo, partially offset by higher expenses, compared to the same period last year.

Kirchner concluded, “As we look ahead, it is difficult to predict how the global economy and world trade will perform this year. It is likely that volumes will remain soft in the first half of the year, with the possibility of modest growth in the second half. We have several initiatives in place intended to drive growth ahead of the market. We will continue to make process improvements such as better buying and enhanced utilization of our gateway structure. And we will remain focused on delivering margin improvement over the long-term. Our transformation is progressing; we deployed our new finance system, we have completed the development of our new freight forwarding operating system, and we continue to test the integration of these systems in the Netherlands. We expect to complete this testing in the near future and begin the rollout of the integrated system throughout the world shortly thereafter. The amount and timing of expected benefits and expenses from the transformation remain consistent with what we communicated at our investor day last June, and we still plan to achieve our operating margin goals no later than fiscal 2015.”

Investor Conference Call:

UTi management will host an investor conference call today, March 22, 2012, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financial results for the fiscal 2012 fourth quarter. Investment professionals are invited to participate in the live call by dialing 800-762-8779 (domestic) or 480-629-9692 (international) using conference ID 4521333. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through March 25, 2012, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4521333.

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has included information in this press release relating to organic revenue and net revenue growth, which are adjusted to exclude the impact of currency fluctuations and, where applicable, acquisitions between comparable periods. The company also has referred to operating expenses less purchased transportation costs, and included information relating to organic operating expenses less purchased transportation costs, which are adjusted to exclude the impact of currency fluctuations and, where applicable, acquisitions between comparable periods; and to organic adjusted operating expenses less purchased transportation costs, which are adjusted to exclude intangible asset impairment charges, severance and exit costs, and an accrual relating to an outstanding legal claim and the impact of currency fluctuations, and, where applicable, acquisitions between comparable periods. The company has further referred to adjusted operating profit and adjusted net income, each of which is adjusted to exclude intangible asset impairment charges, severance and other costs, and an accrual relating to an outstanding legal claim as described above. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Safe Harbor Statement:

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, statements about the global economy and world trade, volume growth, the company’s ability to drive growth ahead of the market and make process improvements such as better buying and enhanced utilization of its gateway initiatives, the amount and timing of expenses and benefits from the transformation, the company’s plan to make margin improvements over the long-term and achieve its operating margin goals no later than fiscal 2015, the status and timing of the completion of the freight forwarding operating and finance systems and the rollout of the integrated system throughout the world, and other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the recent economic and political volatility, particularly in Europe and the Middle East, that has materially impacted trade volumes, transportation capacity and pricing dynamics; the financial condition of various European countries; the financial condition of many of the company’s customers; planned or unplanned consequences of the company’s sales initiatives, procurement initiatives and business transformation efforts; the demand for the company’s services; the impact and related costs associated with reorganization efforts and/or cost reduction measures undertaken by the company; increased competition; the impact of volatile fuel costs and changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of the ongoing publicly announced U.S. Department of Justice, the European Commission and other governments into the pricing practices of the international air freight and air cargo transportation industry and other similar or related investigations and lawsuits; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and described in the company’s other filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Income

(in thousands, except share and per share amounts)

	Three months ended January 31,			Year ended January 31,
	2012		2011	2012	2011
Revenues:	(Unaudited	)	(Unaudited )	(Unaudited )
Airfreight forwarding	$389,589		$393,303	$1,725,537	$1,608,312
Ocean freight forwarding	302,259		295,173	1,230,032	1,190,529
Customs brokerage	29,863		27,765	124,777	108,804
Contract logistics	195,911		192,289	824,962	736,376
Distribution	132,867		122,567	548,733	488,261
Other	103,133		114,026	460,180	417,491

Total revenues	1,153,622		1,145,123	4,914,221	4,549,773

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	302,207		306,789	1,353,633	1,273,408
Ocean freight forwarding	247,453		243,443	1,020,138	998,234
Customs brokerage	1,337		1,068	5,159	6,102
Contract logistics	47,889		42,018	199,765	158,436
Distribution	89,267		82,341	372,930	331,654
Other	58,948		64,951	258,727	226,468
Staff costs	223,244		223,618	938,592	849,995
Depreciation	11,581		11,044	48,018	46,008
Amortization of intangible assets	3,663		4,873	15,761	14,718
Severance and other	5,145		—	15,132	—
Intangible assets impairment	5,178		—	5,178	—
Other operating expenses	135,855		139,026	552,518	522,034

Total operating expenses	1,131,767		1,119,171	4,785,551	4,427,057

Operating income	21,855		25,952	128,670	122,716
Interest expense, net	(2,372)		(3,588)	(13,786)	(16,109)
Other income/(expense), net	42		(938)	(236)	1,245

Pretax income	19,525		21,426	114,648	107,852
Provision for income taxes	6,185		6,123	35,650	33,229

Net income	13,340		15,303	78,998	74,623
Net income attributable to noncontrolling interests	959		766	6,465	4,720

Net income attributable to UTi Worldwide Inc.	$12,381		$14,537	$72,533	$69,903

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.12		$0.14	$0.71	$0.70
Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.12		$0.14	$0.70	$0.68
Number of weighted-average common shares outstanding used for per share calculations
Basic shares	102,796,633		100,843,950	102,586,527	100,577,194
Diluted shares	103,515,246		102,511,077	103,446,381	102,222,037

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2012	January 31, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$321,761	$326,795
Trade receivables, net	947,480	879,842
Deferred income taxes	20,372	20,400
Other current assets	132,545	131,295

Total current assets	1,422,158	1,358,332
Property, plant and equipment, net	216,299	175,700
Goodwill and other intangible assets, net	534,237	515,578
Investments	1,108	1,102
Deferred income taxes	43,272	29,526
Other non-current assets	38,575	32,467

Total assets	$2,255,649	$2,112,705

LIABILITIES & EQUITY
Bank lines of credit	$76,240	$170,732
Short-term borrowings	1,019	7,238
Current portion of long-term borrowings	21,775	34,232
Current portion of capital lease obligations	13,768	16,232
Trade payables and other accrued liabilities	859,086	822,887
Income taxes payable	12,657	8,521
Deferred income taxes	1,927	3,881

Total current liabilities	986,472	1,063,723
Long-term borrowings, excluding current portion	231,204	61,230
Capital lease obligations, excluding current portion	15,845	19,158
Deferred income taxes	31,845	30,487
Other non-current liabilities	38,775	37,943
Commitments and contingencies
UTi Worldwide Inc. shareholders’ equity:
Common stock	491,073	484,884
Retained earnings	503,675	437,307
Accumulated other comprehensive loss	(55,983)	(35,116)

Total UTi Worldwide Inc. shareholders’ equity	938,765	887,075
Noncontrolling interests	12,743	13,089

Total equity	951,508	900,164

Total liabilities and equity	$2,255,649	$2,112,705

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year ended January 31,
	2012	2011
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$78,998	$74,623
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation costs, net	15,413	8,746
Depreciation	48,018	46,008
Amortization of intangible assets	15,761	14,718
Amortization of debt issuance costs	2,194	3,088
Goodwill and intangible assets impairment	5,178	—
Deferred income taxes	(15,323)	(1,804)
Uncertain tax positions	335	(3,699)
Excess tax benefit from share-based compensation	(462)	(291)
Loss on disposal of property, plant and equipment	141	338
Provision for doubtful accounts	6,863	4,361
Other	4,777	(988)
Net changes in operating assets and liabilities	(43,965)	(72,215)

Net cash provided by operating activities	117,928	72,885
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(45,682)	(39,228)
Proceeds from disposal of property, plant and equipment	5,020	2,480
Purchases of software and other intangible assets	(39,003)	(19,645)
Net increase in other non-current assets	(5,975)	(1,811)
Acquisitions and related payments	—	(3,449)
Other	(29)	(570)

Net cash used in investing activities	(85,669)	(62,223)
FINANCING ACTIVITIES:
Net (repayments)/borrowings under bank lines of credit	(94,872)	65,115
Net decrease in short-term borrowings	(6,353)	(9,901)
Proceeds from issuance of long-term borrowings	154,744	84
Repayment of long-term borrowings	(36,133)	(68,169)
Debt issuance cost	(2,153)	—
Repayment of capital lease obligations	(18,824)	(19,202)
Contingent consideration paid	(26)	(3,734)
Acquisitions of noncontrolling interests	(13,196)	(8,323)
Distribution to noncontrolling interests and other	(2,443)	(1,719)
Ordinary shares settled under share-based compensation plans	(2,035)	—
Proceeds from issuance of ordinary shares	2,091	5,456
Excess tax benefit from share-based compensation	462	291
Dividends paid	(6,165)	(6,144)

Net cash used in financing activities	(24,903)	(46,246)
Effect of foreign exchange rate changes on cash and cash equivalents	(12,390)	11,595

Net decrease in cash and cash equivalents	(5,034)	(23,989)
Cash and cash equivalents at beginning of period	326,795	350,784

Cash and cash equivalents at end of period	$321,761	$326,795

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended January 31, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$792,975	$360,647	$—	$1,153,622

Purchased transportation costs	601,339	145,762	—	747,101
Staff costs	109,084	106,105	8,055	223,244
Depreciation	4,185	6,906	490	11,581
Amortization of intangible assets	1,136	1,987	540	3,663
Severance and other	549	1,490	3,106	5,145
Intangible assets impairment	—	5,178	—	5,178
Other operating expenses	49,885	81,111	4,859	135,855

Total operating expenses	766,178	348,539	17,050	1,131,767

Operating income/(loss)	$26,797	$12,108	$(17,050)	21,855

Interest expense, net				(2,372)
Other income, net				42

Pretax income				19,525
Provision for income taxes				6,185

Net income				13,340
Net income attributable to noncontrolling interests				959

Net income attributable to UTi Worldwide Inc.				$12,381

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended January 31, 2011
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$789,735	$355,388	$—	$1,145,123

Purchased transportation costs	604,426	136,184	—	740,610
Staff costs	104,189	111,977	7,452	223,618
Depreciation	4,775	6,863	(594)	11,044
Amortization of intangible assets	1,059	3,015	799	4,873
Other operating expenses	51,971	81,151	5,904	139,026

Total operating expenses	766,420	339,190	13,561	1,119,171

Operating income/(loss)	$23,315	$16,198	$(13,561)	25,952

Interest expense, net				(3,588)
Other expense, net				(938)

Pretax income				21,426
Provision for income taxes				6,123

Net income				15,303
Net income attributable to noncontrolling interests				766

Net income attributable to UTi Worldwide Inc.				$14,537

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Year ended January 31, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$3,384,335	$1,529,886	$—	$4,914,221

Purchased transportation costs	2,599,687	610,665	—	3,210,352
Staff costs	443,960	465,669	28,963	938,592
Depreciation	17,300	28,417	2,301	48,018
Amortization of intangible assets	4,398	8,943	2,420	15,761
Severance and other	5,555	5,653	3,924	15,132
Intangible assets impairment	—	5,178	—	5,178
Other operating expenses	196,885	336,431	19,202	552,518

Total operating expenses	3,267,785	1,460,956	56,810	4,785,551

Operating income/(loss)	$116,550	$68,930	$(56,810)	128,670

Interest expense, net				(13,786)
Other expense, net				(236)

Pretax income				114,648
Provision for income taxes				35,650

Net income				78,998
Net income attributable to noncontrolling interests				6,465

Net income attributable to UTi Worldwide Inc.				$72,533

UTi Worldwide Inc.

Segment Reporting

(in thousands)

	Year ended January 31, 2011
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$3,162,238	$1,387,535	$—	$4,549,773

Purchased transportation costs	2,456,000	538,302	—	2,994,302
Staff costs	391,060	433,641	25,294	849,995
Depreciation	16,868	29,192	(52)	46,008
Amortization of intangible assets	4,238	9,681	799	14,718
Other operating expenses	195,014	305,619	21,401	522,034

Total operating expenses	3,063,180	1,316,435	47,442	4,427,057

Operating income/(loss)	$99,058	$71,100	$(47,442)	122,716

Interest expense, net				(16,109)
Other income, net				1,245

Pretax income				107,852
Provision for income taxes				33,229

Net income				74,623
Net income attributable to noncontrolling interests				4,720

Net income attributable to UTi Worldwide Inc.				$69,903

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Three months ended January 31, 2012
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating Income/(Loss)	Severance and Other	Intangible Assets Impairment
EMENA	$233,076	$52,802	$66,713	$37,055	$3,174	$2,039	$—
Americas	179,122	196,931	46,493	88,647	1,150	—	5,178
Asia Pacific	258,559	15,503	50,348	10,116	13,411	—	—
Africa	122,218	95,411	28,082	79,067	21,170	—	—
Corporate	—	—	—	—	(17,050)	3,106	—

Total	$792,975	$360,647	$191,636	$214,885	$21,855	$5,145	$5,178

	Three months ended January 31, 2011
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating Income/(Loss)
EMENA	$240,847	$66,323	$63,946	$38,918	$1,688
Americas	159,565	180,615	43,496	95,302	4,873
Asia Pacific	271,408	11,952	51,732	7,798	15,411
Africa	117,915	96,498	26,135	77,186	17,541
Corporate	—	—	—	—	(13,561)

Total	$789,735	$355,388	$185,309	$219,204	$25,952

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Year ended January 31, 2012
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating Income/(Loss)	Severance and Other	Intangible Assets Impairment
EMENA	$1,041,126	$222,558	$268,205	$152,107	$4,770	$9,255	$—
Americas	753,999	844,244	191,405	395,428	31,327	1,558	5,178
Asia Pacific	1,083,718	61,509	212,943	39,446	66,176	248	—
Africa	505,492	401,575	112,095	332,240	83,207	147	—
Corporate	—	—	—	—	(56,810)	3,924	—

Total	$3,384,335	$1,529,886	$784,648	$919,221	$128,670	$15,132	$5,178

	Year ended January 31, 2011
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating Income/(Loss)
EMENA	$941,176	$257,949	$242,717	$150,620	$9,739
Americas	648,451	726,176	177,113	379,614	35,395
Asia Pacific	1,158,101	44,427	188,467	29,701	57,600
Africa	414,510	358,983	97,941	289,298	67,424
Corporate	—	—	—	—	(47,442)

Total	$3,162,238	$1,387,535	$706,238	$849,233	$122,716

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Three months ended January 31, 2012	Year ended January 31, 2012
GAAP Revenues	$1,153,622	$4,914,221
Less: Purchased transportation costs	(747,101)	(3,210,352)

Net Revenues	$406,521	$1,703,869

GAAP Operating expenses	$1,131,767	$4,785,551
Less: Purchased transportation costs	(747,101)	(3,210,352)

Operating expenses less purchased transportation costs	384,666	1,575,199
Adjustment for severance and other (1),(2)	(5,145)	(15,132)
Adjustment for intangible assets impairment (3)	(5,178)	(5,178)

Non-GAAP Operating expenses	$374,343	$1,554,889

GAAP Operating income	$21,855	$128,670
Adjustment for severance and other (1),(2)	5,145	15,132
Adjustment for intangible assets impairment (3)	5,178	5,178

Non-GAAP Operating income	$32,178	$148,980

Percent of Net Revenues	7.9%	8.7%
GAAP Pretax income	$19,525	$114,648
Adjustment for severance and other (1),(2)	5,145	15,132
Adjustment for intangible assets impairment (3)	5,178	5,178

Non-GAAP Pretax income	$29,848	$134,958

GAAP Provision for income taxes	$6,185	$35,650
Adjustment for severance and other (4)	646	3,740
Adjustment for intangible assets impairment (4)	1,791	1,791

Non-GAAP Provision for income taxes	$8,622	$41,181

GAAP Net income attributable UTi Worldwide Inc.	$12,381	$72,533
Adjustment for:
Severance and other (1),(2)	5,145	15,132
Intangible assets impairment (3)	5,178	5,178
Income tax effect severance and other (4)	(646)	(3,740)
Income tax effect intangible assets impairment (4)	(1,791)	(1,791)

Non-GAAP Net income attributable UTi Worldwide Inc.	$20,267	$87,312

GAAP Diluted earnings per common share	$0.12	$0.70
Adjustment for:
Severance and other (1),(2)	0.05	0.15
Intangible assets impairment (3)	0.05	0.05
Income tax effect severance and other (4)	(0.01)	(0.04)
Income tax effect intangible assets impairment (4)	(0.01)	(0.02)

Non-GAAP Diluted earnings per common share	$0.20	$0.84

(1)	During the three months ended January 31, 2012, the company recorded pre-tax severance of $1,572 and facility exit costs of $467 primarily related to transformation activities. The company recorded a charge of $3,106 representing an estimated settlement value for all years under review relating to a dispute with the South African Revenue Service with respect to the company’s use of “owner drivers” for the collection and delivery of cargo in South Africa.

(2)	During the year ended January 31, 2012, the company recorded pre-tax severance of $9,645 and facility exit costs of $2,381 primarily related to transformation activities. The company recorded a charge of $3,106 representing an estimated settlement value for all years under review relating to a dispute with the South African Revenue Service with respect to the company’s use of “owner drivers” for the collection and delivery of cargo in South Africa.

(3)	During the three months and year ended January 31, 2012, the company recorded a pre-tax intangible asset impairment totaling $5,178, relating to substantially all of the unamortized valuation of the customer list from an acquisition in 2004. The intangible asset became impaired because of the recently advised non-renewal of one contract beginning in July 2012 where the company was not prepared to lower its returns to retain the business.

(4)	The provisions for income tax adjustment related to the severance and facility exit costs and the intangible asset impairment were calculated based on the prevailing rate in each jurisdiction. The settlement charge was not deductible for tax purposes in South Africa.

UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

Set forth below is a reconciliation of the company’s organic growth rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the three and twelve months ended January 31, 2012, respectively. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation and acquisitions, where applicable.

Three months ended January 31, 2012:

	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items (5)(6)(7)	Adjusted Organic Growth
Revenues	1%	4%	5%	—%	5%
Net revenues	1%	5%	6%	—%	6%
Operating expenses less purchased transportation costs	2%	5%	7%	(3)%	4%

Year ended January 31, 2012:

	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items (5)(6)(7)	Adjusted Organic Growth
Revenues	8%	(2)%	6%	—%	6%
Net revenues	10%	(2)%	8%	—%	8%
Operating expenses less purchased transportation costs	10%	(2)%	8%	(1)%	7%

(5)	During the three months ended January 31, 2012, the company recorded pre-tax severance of $1,572 and facility exit costs of $467 primarily related to transformation activities. The company recorded a charge of $3,106 representing an estimated settlement value for all years under review relating to a dispute with the South African Revenue Service with respect to the company’s use of “owner drivers” for the collection and delivery of cargo in South Africa.

(6)	During the year ended January 31, 2012, the company recorded pre-tax severance of $9,645 and facility exit costs of $2,381 primarily related to transformation activities. The company recorded a charge of $3,106 representing an estimated settlement value for all years under review relating to a dispute with the South African Revenue Service with respect to the company’s use of “owner drivers” for the collection and delivery of cargo in South Africa.

(7)	During the three months and year ended January 31, 2012, the company recorded a pre-tax intangible asset impairment totaling $5,178, relating to substantially all of the unamortized valuation of the customer list from an acquisition in 2004. The intangible asset became impaired because of the recently advised non-renewal of one contract beginning in July 2012 where the company was not prepared to lower its returns to retain the business.